EXHIBIT 6

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of March 26, 2012 between the undersigned stockholder (“Stockholder”) of Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), and Burger King Corporation, a Florida corporation (“BK”).

WHEREAS, the Company and BK have entered into that certain Asset Purchase Agreement, dated as of the date hereof (as the same may be amended from time to time, the “Purchase Agreement”), providing for, among other things, the acquisition by the Company of certain assets of BK in consideration for the issuance by the Company to BK of shares of newly-designated Series A Convertible Preferred Stock, in each case pursuant to the terms and conditions of the Purchase Agreement;

WHEREAS, the Company has agreed in the Purchase Agreement to provide each stockholder of the Company entitled to vote at the annual meeting of the stockholders of the Company to be held in 2012, or at any special meeting of the stockholders of the Company held prior to such date, a proxy statement soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for the stockholder approval contemplated by Section 6(b) of the Certificate of Designation (the “Issuance Resolutions”);

WHEREAS, in order to induce BK to enter into the Purchase Agreement, Stockholder agreed to execute and deliver this Agreement and to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $.01 per share, of the Company (“Company Common Stock”) beneficially owned by Stockholder and set forth below Stockholder’s signature on the signature page hereto (the “Original Shares”) and any additional “Shares” (as defined in Section 1 below).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

The term “Amendment” shall have the meaning set forth in Section 11(h).

The term “Existing Voting Agreement” means that certain Voting Agreement dated as of July 27, 2011 by and among Carrols Restaurant Group, Inc., Jefferies Capital Partners IV L.P., Jefferies Employee Partners IV LLC, and JCP Partners IV LLC.

The term “Options” shall have the meaning set forth in Section 2(b).

The term “Shares” shall mean the Original Shares, as they may be adjusted due to the acquisition of additional shares of Company Common Stock or the transfer of Original Shares pursuant to Section 5 hereof, provided that neither the “Original Shares” nor the “Shares” shall include shares of Company Common Stock held or acquired by Jefferies & Company, Inc. (other than such shares acquired from Stockholder otherwise than in the ordinary course of business), it being understood that (i) Jefferies & Company, Inc. may be deemed to be under common control with Stockholder, (ii) such company may hold or acquire shares of Company Common Stock in the ordinary course of its business, (iii) Stockholder disclaims any beneficial ownership of such shares, and (iv) none of such shares shall be subject to this Agreement except to the extent they are acquired from Stockholder otherwise than in the ordinary course of business.

The term “Transfer” shall have the meaning set forth in Section 5.

2.           Representations of Stockholder.

Stockholder represents and warrants to BK that:

(a)
(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all Liens, and (ii) except pursuant hereto and the Existing Voting Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)
Stockholder does not beneficially own any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, set forth on the signature page of this Agreement (collectively, “Options”).

(c)
Subject to the effectiveness of the Amendment (as hereinafter defined), Stockholder has full entity power and authority to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below).  Subject to the effectiveness of the Amendment, this Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or creditors’ rights generally or principles of equity.

(d)
Subject to the effectiveness of the Amendment, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.

(e)
Subject to the effectiveness of the Amendment, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement.  If Stockholder is an individual, no consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.

3.           Agreement to Vote Shares; Irrevocable Proxy.

(a)
Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Issuance Resolutions, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the matters contemplated by the Purchase Agreement or the Issuance Resolutions.

(b)
Stockholder hereby appoints BK and any designee of BK, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement solely with respect to the Shares in accordance with Section 3(a).  This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement.  Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.  This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares.  The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder.  The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.           No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with BK and the Existing Voting Agreement.

5.           Additional Shares.

Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

The parties agree that nothing in this Agreement shall be deemed to limit or restrict the Stockholder’s ability to directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein; provided that such Transfer is made either (i) in an open market transaction or (ii) the transferee agrees in a writing, reasonably satisfactory in form and substance to BK, to be bound by all of the terms of this Agreement.

6.           Termination.

This Agreement shall terminate upon the earliest to occur of (i) the date on which the Issuance Resolutions are approved by the stockholders of the Company, (ii) the date on which the Purchase Agreement is terminated in accordance with its terms, (iii) the date of any amendment to the Purchase Agreement or any change to or modification of the certificate of designation of the Series A Convertible Preferred Stock attached as Exhibit B to the Purchase Agreement, in each case which change is materially adverse to the Company or Stockholder, and (iv) December 31, 2013.

7.           No Agreement as Director or Officer.

Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director of the Company or to its stockholders.

8.           Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages.  Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law.  Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

9.           Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto.  No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

10.           Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

If to BK, to the address or facsimile number set forth for BK in Section 12.2 of the Purchase Agreement.

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

11.           Miscellaneous.

(a)
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Florida.

(b)
The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Florida and the federal courts of the United States of America located in the State of Florida in respect of the interpretation and enforcement of the provisions of this Agreement.

(c)
EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(c).

(d)
If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)
The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as (i) the Existing Voting Agreement is duly amended to permit Stockholder to undertake the obligations and agreements provided for herein without violating such agreement (the “Amendment”) and (ii) the Purchase Agreement is executed and delivered by the Company and BK, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)
Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that BK may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates.  Any assignment contrary to the provisions of this Section 11(i) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

BURGER KING CORPORATION

By:	/s/ Craig S. Prusher
	Name:	Craig S. Prusher
	Title:	Vice President

JCP PARTNERS IV LLC

By:	JEFFERIES CAPITAL PARTNERS LLC, its manager

By:	/s/ James L. Luikart
	Name:	James L. Luikart
	Title:	Executive Vice President

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement: 208,282
Number of Options Beneficially Owned as of the Date of this Agreement: N/A
Street Address: 520 Madison Avenue, 10th Floor
City/State/Zip Code: New York, New York 10022
Fax: (212) 284-1717